Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kimco Realty Corporation 401(k) Plan

Jericho, NY

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-85659) of Kimco Realty Corporation and subsidiaries of our report dated June 27, 2024, relating to the financial statements and supplemental schedule of the Kimco Realty Corporation 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2023.

/s/ BDO USA, P.C.

Melville, New York

June 27, 2024